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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Foster Wheeler Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of Incorporation or organization)	22-3802649 (I.R.S. Employer Identification No.)
Perryville Corporate Park Clinton, New Jersey (Address of principle executive offices)	08809-4000 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box    ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box    ☒

Securities Act registration statement file number to which this Form relates: 333-107054 and 333-114400.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Series B Voting Convertible Preferred Shares
(Title of class)

Foster Wheeler Ltd.
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The description of the Registrant's Series B Voting Convertible Preferred Shares (the "Preferred Shares") to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of the Share Capital—Preferred Shares" in the prospectus included as a part of the registration statement on Form S-4 and Form S-3 of Foster Wheeler Ltd. and Foster Wheeler LLC (Registration No. 333-107054 and Registration No. 333-114400) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Preferred Shares shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

1.
Memorandum of Association of Foster Wheeler Ltd. (Filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (Registration No. 333-52468) filed on March 9, 2001 and incorporated by reference herein).

2.
Bye-laws of Foster Wheeler Ltd. amended May 22, 2002 (Filed as Exhibit 3.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated by reference herein).

3.
Certificate of Designation relating to the Preferred Shares (Filed as Exhibit 4.20 to the Registration Statement and incorporated by reference herein).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOSTER WHEELER LTD.

By:	/s/ LISA FRIES GARDNER Name: Lisa Fries Gardner Title: Vice President and Secretary

Date:  May 4, 2004

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Foster Wheeler Ltd. INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE